Exhibit 10.30



                              SHAREHOLDER AGREEMENT


                                      among


                           NOBLE INTERNATIONAL, LTD.,
                             a Michigan corporation,

                                       and

                           JAMES BRONCE HENDERSON, III

                                       and

                                 DAVID C. STONE

                                       and

                                   PETER RAAB


                                       as
                                 "SHAREHOLDERS"


                                       and


                          DCT COMPONENT SYSTEMS, INC.,
                             a Michigan corporation,


                                       as
                                  "CORPORATION"



                            Dated as of: July 1, 1996


Prepared by:

STONE, BIBER & O'TOOLE, P.C.
2701 Troy Center Drive
Suite 400
Troy, Michigan  48084
(810) 362-2030

                              SHAREHOLDER AGREEMENT


         THIS SHAREHOLDER AGREEMENT (hereinafter referred to as "Agreement") is made and entered into as of this 1st day of July, 1996, by and among NOBLE INTERNATIONAL, LTD., a Michigan corporation (hereinafter referred to as "Noble"), JAMES BRONCE HENDERSON, III (hereinafter referred to as "Henderson"), DAVID C. STONE (hereinafter referred to as "Stone") and PETER RAAB (hereinafter referred to as "Raab") (hereinafter referred to individually as "Shareholder" and collectively as "Shareholders") and DCT COMPONENT SYSTEMS, INC., a Michigan corporation (hereinafter referred to as "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Corporation has issued and outstanding Three Thousand Five Hundred Eighty-Two (3,582) shares of common stock (which common stock is hereinafter referred to as "Stock"); and

         WHEREAS, the Shareholders own all of the Stock of the Corporation; and

         WHEREAS, the Shareholders agree that this Agreement will act to control the relationship between the Shareholders and certain operations of the Corporation; and

         WHEREAS, Henderson and Stone desire to grant to Noble an option to purchase additional shares of Stock from Henderson and Stone under certain terms and conditions, and Noble desires to receive such an option from Henderson and Stone; and

         WHEREAS, the parties desire to enter into a put and call agreement whereby Henderson, Stone, or their assignees have the right to put their respective shares of Stock to Noble under certain terms and conditions and Noble has the right to call the shares of Stock owned by Henderson and Stone, or their assignees, under certain terms and conditions.

         NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the mutual covenants, promises and agreements contained herein, IT IS AGREED AS FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 General. Except as otherwise defined in this Agreement, the following words and phrases, whenever capitalized, shall mean the Officers, Directors, Board of Directors, and Articles of Incorporation of the Corporation.

         Section 1.2  Specific.

                  (a) "Additional Shares" shall mean capital stock of the Corporation in excess of the Stock.

                  (b) "Adjusted EBITDA" shall mean the sum of the earnings of the Corporation, calculated in accordance with G.A.A.P. by the independent certified public accountant(s) who last audited the Corporation's financial statements, except as set forth below before payment of interest and taxes and before deducting depreciation and amortization, for the twelve (12) month period ended on the last day of the month immediately preceding the Valuation Date, plus all payments made by the Corporation to Noble in excess of One Hundred Thousand Dollars ($100,000.00) for the twelve (12) month period ended on the last day of the month immediately preceding the Valuation Date, plus all payments made as increased salary and/or bonus by the Corporation to Raab in excess of his base salary for the twelve (12) month period ended on the last day of the month immediately preceding the Valuation Date. For purposes of determining Adjusted EBITDA, the interest paid during the aforementioned twelve
(12) month look-back period on the balance of any debt on the books of the Corporation on July 1, 1996, due and owing to Richard J. Reason, RJR Investments and/or Richard Luyckx shall be subtracted from earnings for the calculation of Adjusted EBITDA.

                  (c) "Call" shall mean the right of Noble, pursuant to Section
6.2 of this Agreement, to require Henderson and Stone, or their assignees, as applicable, to sell all the shares of capital stock in the Corporation owned by Henderson and Stone, and their assignees, as applicable, to Noble (and any derivative of the term "Call").

                  (d) "Call Value" shall mean four (4) times Adjusted EBITDA, the product of which shall be reduced by (i) the outstanding principal and accrued interest owing by the Corporation to The CIT Group/Credit Finance Inc. or the Corporation's then current primary lender(s), on the Valuation Date, to a maximum reduction of the sum of Five Million Dollars ($5,000,000.00); and (ii) any acquisition debt of the Corporation approved by the Board of Directors.

                  (e) "DCT" shall mean DCT Companies, Inc., a Michigan corporation, and all subsidiaries and affiliates thereof, but excepting therefrom the Corporation.

                  (f) "Future Debt" shall mean any liability, absolute or contingent, liquidated or unliquidated, incurred by the Corporation subsequent to July __, 1996.

                  (g) "G.A.A.P." shall mean generally accepted accounting


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


principals.

                  (h) "July 1996 Promissory Note" shall mean that certain Promissory Note of even date herewith in the original principal amount of Nine Hundred Sixty Thousand Dollars ($960,000.00), from the Corporation to DCT.

                  (i) "Keepwell Agreement" shall mean that certain Keepwell Agreement by and between DCT Welding and Assembly, Inc., and The CIT Group/Credit Finance Inc.

                  (j) "Put" shall mean the right of Henderson and Stone, and their assignees, as applicable, pursuant to Section 6.1 of this Agreement, to require Noble to purchase all the shares of capital stock in the Corporation owned by Henderson and Stone, and their assignees, as applicable.

                  (k) "Put Value" shall mean three (3) times Adjusted EBITDA, the product of which shall be reduced by (i) the outstanding principal and accrued interest owing by the Corporation to The CIT Group/Credit Finance Inc. or the Corporation's then current primary lender(s), on the Valuation Date, to a maximum reduction of the sum of Five Million Dollars ($5,000,000.00); and (ii) any acquisition debt of the Corporation approved by the Board of Directors.

                  (l) "Valuation Date" shall mean the date on which the Put/Call option is exercised by Henderson, Stone and/or Noble, as applicable, which date shall be the date that the respective party or parties subject to the Put/Call receives written notice of a party's intent to exercise the Put/Call pursuant to
Section 6 of this Agreement.

                                   ARTICLE II

                             DIRECTORS AND OFFICERS

         Section 2.1 Directors. The Shareholders agree that the Corporation shall have three (3) Directors. Any additional Directors or any increase in the number of Directors must be approved by the unanimous consent of the three (3) Directors. The Shareholders further agree, as long as Henderson and/or Stone (and/or DCT if Stock is transferred by Henderson and/or Stone to DCT) are shareholders of the Corporation, to support for election the following Board of Directors for the Corporation: David C. Stone, Robert Skandalaris and Peter Raab. No member of the Board of Directors shall be entitled to fees for personal services as a Director. The quorum for all meetings of the Board of Directors shall be three (3).

         Section 2.2  Officers.  The Shareholders agree that as long as

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


Henderson and/or Stone (and/or DCT if Stock is transferred by Henderson and/or Stone to DCT) are shareholders of the Corporation, the sole officers of the Corporation shall be David C. Stone, Robert Skandalaris, Mark A. Davis and Peter Raab. The Shareholders further agree that these Officers shall be elected to the following offices, respectively, and to support the nomination by the Board of Directors of such persons to such offices of the Corporation:

           Robert Skandalaris       -        Chairman and Chief
                                             Executive Officer

           Peter Raab               -        President and Chief
                                             Operating Officer

           David C. Stone           -        Secretary and Treasurer

           Mark A. Davis            -        Assistant Secretary

         Section 2.3 Indemnification. The Shareholders and the Corporation agree that they shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Officers and Directors from and against any and all liability, losses, damages, costs and expenses incurred in connection with services provided as Officers and Directors.

                                   ARTICLE III

                   SHAREHOLDER AND BOARD OF DIRECTOR CONSENTS

         Section 3.1 Voting Agreement. Except as otherwise specifically provided for in this Agreement, Stone and Henderson hereby agree that all voting rights in respect of shares of capital stock of the Corporation owned by such persons shall be exercised, and all such other action shall be taken by such Shareholders, in conformance with a certain Voting Agreement of even date herewith by and among the Corporation, Noble, Stone, Henderson and Robert T. Skandalaris ("Voting Agreement"), the terms of which Voting Agreement are incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the terms of the Voting Agreement, the terms of this Agreement shall control.

         Section 3.2 Pledge of Corporation's Assets. The Shareholders agree that the Corporation shall not permit there to be any lien or encumbrance on the assets of the Corporation without the approval of the majority of the Board of Directors, which majority must include David C. Stone for purposes of this
Section 3.2.

         Section 3.3 Guaranty by Corporation. The Shareholders agree that the Corporation shall not agree to the guaranty of any debt or obligations of any third party, whether related or otherwise,



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

without the approval of the majority of the Board of Directors, which majority must include David C. Stone for purposes of this Section 3.3.

                                   ARTICLE IV

                        RELATIONSHIP BETWEEN THE PARTIES

         Section 4.1 Arm's Length. The parties agree that any agreements, contracts and/or understandings entered into between the Corporation and any Shareholder, or a party related to a Shareholder, shall be presented to the Board of Directors for approval, and will reflect commercially reasonable "arms length" terms.

         Section 4.2 Refinancing. The Shareholders will use their best efforts to refinance the Bank of Bloomfield mortgage debt of Competitive Technology Investment Company, a Michigan co- partnership ("Partnership"), and the Deutsche Credit equipment debt of the Corporation.

         Section 4.3 Forgiveness of Debt. The parties acknowledge and expressly agree that all intercompany debt and/or intercompany promissory notes between DCT on the one hand and the Corporation on the other hand, and all Shareholder payables and receivables of the Corporation ("Debt") are worthless and this Debt must be written off the books of the Corporation on or before December 31, 1997. No interest on such Debt shall accrue or be due from January 1, 1996 forward. Provided, however, the July 1996 Promissory Note shall not be written off and shall be a legally enforceable obligation of the Corporation in accordance with its terms.

         Section 4.4 Future Debt. The parties agree that neither Henderson, Stone nor DCT shall have any obligation for any Future Debt of the Corporation, whether pursuant to any existing guaranty or guaranties of Henderson, Stone and/or DCT or as a result of their relationship to the Corporation as current and former Shareholders, Officers and Directors, as applicable.

         Section 4.5 Preemptive Rights. The Shareholders agree that, promptly after execution of this Agreement, the Articles of Incorporation shall be amended to provide that the Corporation elects to have "preemptive rights," as such term is defined in Section 343 of the Michigan Business Corporation Act.

         Section 4.6 Brokerage Fees. Noble, River Capital, Inc. and Robert Skandalaris acknowledge and agree that neither Noble, River Capital, Inc., Robert Skandalaris nor any related or affiliated parties or entities shall be entitled to or have any claim for


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

brokerage fees, finders fees, or any remuneration similar to a brokerage or finders fee for any future transactions and/or acquisitions involving the Corporation, except as to River Capital, Inc., if such brokerage and/or finders fee is approved by the majority of the Board of Directors, which majority must include David C. Stone for purposes of this Section 4.6.

         Section 4.7 Pro Rata Distributions. The Shareholders and the Corporation agree that, other than (i) One Hundred Thousand Dollars ($100,000.00) per year in management fees to be paid to Noble pursuant to the terms of a certain Management Agreement with the Corporation of even date herewith (hereinafter referred to as "Management Agreement"), (ii) payments to be made pursuant to the terms of that certain Executive Bonus Pool Plan adopted contemporaneously with this Shareholder Agreement, and (iii) payments to Raab in accordance with the existing terms of his Employment Agreement with the Corporation (collectively referred to as "Exceptional Payments"), all distributions to the Shareholders, whether in the form of a dividend, bonus, loan, salary, or otherwise (including but not limited to management fees under the Management Agreement in excess of One Hundred Thousand Dollars ($100,000.00) per year), shall be made on a pro rata basis to the Shareholders, determined by dividing the number of shares of Stock owned by each Shareholder by the total number of issued and outstanding shares of Stock in the Corporation. Other than Exceptional Payments, any distribution to a Shareholder must be authorized by the consent of the majority of the Board of Directors, which majority must include David C. Stone for purposes of this Section 4.7, and must be in conformance with this Section 4.7.

         Section 4.8 Payments to Noble. The Shareholders and the Corporation agree that the management fee to be paid to Noble by the Corporation pursuant to the Management Agreement shall not be increased, nor shall any other distribution, whether in the form of dividends, bonus, loans, or otherwise (other than the existing management fee under the Management Agreement), be made by the Corporation to Noble, until such time as the principal due to DCT by the Corporation under the July 1996 Promissory Note is reduced by at least One Hundred Thousand Dollars ($100,000.00) and the July 1996 Promissory Note is renegotiated and converted to a term promissory note in accordance with Section 5.2(b) of this Agreement and amortization of such term promissory note has begun.

         Section 4.9 Bonus Pool. (a) The Shareholders and the Corporation agree that in regard to that certain Executive Bonus Pool Plan adopted by the Corporation contemporaneously herewith, one-half (1/2) of the Bonus Pool Amount, as defined in the Executive Bonus Pool Plan, for the period from January 1, 1997 to December 31, 1999, shall be paid by the Corporation to DCT, in consideration of the forgiveness of Debt as provided in Section 4.3 above.

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                  (b) The Executive Bonus Pool Plan cannot be modified, amended and/or terminated without the consent of the majority of the Board of Directors, which majority must include David C. Stone for purposes of this Section 4.9.

         Section 4.10 Stamping-Related Acquisitions. The Shareholders, Robert Skandalaris and the Corporation agree that all stamping-related acquisitions presented to any of the foregoing parties shall be accomplished through the Corporation, unless otherwise mutually agreed. For purposes of this Agreement, "stamping-related acquisitions" shall mean the acquisition of any assets, business, or corporation which is primarily in the business of metal stamping.

         Section 4.11 Keepwell Indemnity. Noble and Raab, jointly and severally, agree that they will be liable for and will indemnify the Corporation, DCT, and DCT Welding and Assembly, Inc., for any payments made in excess of Three Hundred Thousand Dollars ($300,000.00) in the aggregate pursuant to the Keepwell Agreement, from the date of this Agreement until such time as the Keepwell Agreement is terminated or satisfied in accordance with its terms. This Keepwell Indemnity is in addition to the Indemnification provided by Noble and Raab under the Indemnification Agreement of even date herewith.

                                    ARTICLE V

                               OPTION TO PURCHASE

         Section 5.1 Option to Purchase. From the date of this Agreement until July __, 2001, unless otherwise prohibited by Section 5.2 below, Noble shall have the option to purchase (hereinafter referred to as "Option") from Henderson and Stone, or their assignees, as applicable, in the aggregate Fourteen and One-Tenth percent (14.1%) of the Stock of the Corporation, with Noble purchasing Seven and Five-Hundredths percent (7.05%) from each of Henderson and Stone, or their assignees, as applicable, for One Dollar ($1.00), upon the giving of written notice by Noble to Henderson and Stone, or their assignees, as applicable, of its intent to exercise this Option. After the exercise of such Option, Noble and Raab would have Fifty-Nine and One-Tenth percent (59.1%) of the Stock, and Henderson and Stone, or their assignees, as applicable, would have Forty and Nine-Tenths percent (40.9%) of the Stock of the Corporation, in the aggregate.

         Section 5.2 Limitation on Exercise of Option. (a) The Option provided in Section 5.1 above cannot be exercised by Noble



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until the later of the following to occur:

                      (i) January 1 of the year following the write off of the Debt by DCT;

                      (ii) the payment by the Corporation to DCT of at least One Hundred Thousand Dollars ($100,000.00) of the principal owing by the Corporation to DCT pursuant to the July 1996 Promissory Note and the renegotiation of the July 1996 Promissory Note by DCT and the Corporation pursuant to Section 5.2(b) below; and

                      (iii) the beginning of the amortization of the renegotiated term promissory note.

                  (b) In order to satisfy the requirements of Section 5.2(a)(ii) above, the Corporation and DCT must renegotiate the July 1996 Promissory Note (after the Corporation has paid down at least One Hundred Thousand Dollars ($100,000.00) of principal) to provide that the principal balance and any accrued interest owing at the time of such renegotiation be paid to DCT on a term not greater than eighty-four (84) months and an interest rate not less than Ten percent (10%), and otherwise on terms consistent with that contained in the Promissory Notes attached hereto as Exhibits A and C.

                  (c) (i) In the event Noble exercises the Option as provided above, Noble must also acquire simultaneously a Fifty-Nine and One-Tenth percent (59.1%) interest in the Partnership, owned equally by Henderson and Stone, pro rata from Henderson and Stone for One Dollar ($1.00).

                      (ii) Noble agrees to use its best efforts when exercising its Option relating to the Partnership in such a manner and to structure the transaction in such a way as to minimize the tax consequences to both parties.

                  (d) In the event that Section 5.2(a)(i), (ii) and (iii) are not accomplished by July __, 2001, the Option provided in Section 5.1 shall automatically terminate and no longer be of any further force or effect.

                                   ARTICLE VI

                                    PUT/CALL

         Section 6.1 Put. (a) In consideration for the Call right provided in
Section 6.2 below, Henderson and Stone and/or their assignees, should either or both Henderson and Stone transfer or assign their shares of capital stock in the Corporation prior to the expiration of the Put period (as defined below), shall have the right to Put all, but not less than all, of the shares of capital stock of the Corporation owned by them to Noble in accordance with this Section 6.1.

                  (b) The purchase price for which each share of capital stock can be Put shall be equal to the Put Value, divided by the total number of issued and outstanding shares of capital stock of the Corporation (hereinafter referred to as "Put Purchase Price").


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                  (c) The Put Purchase Price shall be paid to Henderson and
Stone (or their assignees, as applicable), pro rata, in accordance with the following:

                           (i) Twenty percent (20%) of the Put Purchase Price
shall be paid in immediately available funds at closing on the Put, which closing will take place within sixty (60) days of the Valuation Date.

                           (ii) The balance of the Put Purchase Price shall be
paid to Henderson and Stone (or their assignees, as applicable) pursuant to a Promissory Note to each in substantially the form of the Promissory Note attached hereto as Exhibit A.

                  (d) That part of the Put Purchase Price to be paid pursuant to the Promissory Note described in Section 6.1(c)(ii) shall be secured pursuant to a Pledge Agreement in substantially the form of the Pledge Agreement attached hereto as Exhibit B.

                  (e) The Put shall be effective from July 1, 1998 to June 30, 2000 (hereinafter referred to as "Put Period").

         Section 6.2 Call. (a) In consideration of the Put right provided in
Section 6.1 above, Noble shall have the right to Call all, but not less than all, of the shares of capital stock of the Corporation owned by Henderson and Stone and/or their assignees, should either or both Henderson and Stone transfer or assign their shares of capital stock in the Corporation prior to the exercise of the Call by Noble, in accordance with this Section 6.2.

                  (b) The purchase price for which each share of capital stock owned by Henderson and Stone and/or their permitted assignees can be Called shall be equal to the Call Value, divided by the total number of issued and outstanding shares of capital stock of the Corporation (hereinafter referred to as "Call Purchase Price").

                  (c) The Call Purchase Price shall be paid to Henderson and Stone (or their assignees, as applicable), pro rata, in accordance with the following:

                           (i) Twenty-five percent (25%) of the Call Purchase
Price shall be paid in immediately available funds at closing on the Call, which closing shall take place within sixty (60) days of the Valuation Date.

                           (ii) The balance of the Call Purchase Price shall be
paid to Henderson and Stone (or their assignees, as applicable), pursuant to a Promissory Note to each in substantially the form of the Promissory Note attached hereto as Exhibit C.

                  (d) That part of the Call Purchase Price to be paid

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pursuant to the Promissory Note described in Section 6.2(c)(ii) above shall be secured pursuant to a Pledge Agreement in substantially the form of the Pledge Agreement attached hereto as Exhibit B.

                  (e) The Call shall be effective from July 1, 2000 to June 30, 2002 (hereinafter referred to as "Call Period").

         Section 6.3 Partnership Purchase. (a) Simultaneously with the exercise of the Put by Henderson and Stone, or their assignees, as applicable, or the exercise of the Call by Noble, as applicable, Noble agrees to purchase from Henderson and Stone, and Henderson and Stone agree to sell to Noble, their remaining partnership interests in the Partnership for the fair market value of the assets of the Partnership, which fair market value shall be determined by an M.A.I. Appraiser licensed in the State of Michigan, and on commercially reasonable terms and conditions to be mutually agreed upon by Noble, Henderson and Stone.

                  (b) Noble agrees to use its best efforts to structure the transaction described in Section 6.3(a) above in such a manner so as to minimize the tax consequences to the parties.

         Section 6.4 July 1996 Promissory Note. The Put Purchase Price and/or Call Purchase Price, as applicable, to be paid pursuant to Sections 6.1 and 6.2 above, respectively, shall be in addition to the outstanding principal and accrued interest owing under the July 1996 Promissory Note (or renegotiated promissory note as provided in Section 5.2(b)) on the Valuation Date, which July 1996 Promissory Note shall be paid in accordance with its terms.

         Section 6.5 Representations and Warranties. Henderson and Stone agree that in the event the Put or Call is exercised, in conjunction with the Closing of the Put or Call, as applicable, Henderson and Stone will represent and warrant good title to their respective capital stock to be sold, free and clear of any liens and encumbrances, and the parties acknowledge that these representations and warranties shall be the only representations and warranties of Henderson and Stone to be made in conjunction with the exercise of such Put or Call, as applicable.

                                   ARTICLE VII

                                     NOTICE

         Any notice, request, instruction, or other document to be given hereunder to any party shall be in writing and deemed given on the date it is delivered personally, by facsimile transmission with originals mailed by first class, mail sent by registered or certified mail, postage prepaid, telegram, or delivered by a


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nationally recognized courier service, as follows:


                           If to Corporation:

                                    DCT Component Systems, Inc.
                                    34660 Centaur
                                    Clinton Township, Michigan  48035
                                    Attn:  Peter Raab

                           If to Shareholders:

                                    "Henderson"

                                    James Bronce Henderson III
                                    DCT Companies, Inc.
                                    20101 Hoover Road
                                    Detroit, Michigan  48205

                                    "Stone"

                                    David C. Stone
                                    c/o DCT Companies, Inc.
                                    20101 Hoover Road
                                    Detroit, Michigan  48205

                           In either case, with a copy to:

                                    Stone, Biber & O'Toole, P.C.
                                    2701 Troy Center Dr., Suite 400
                                    Troy, MI  48084
                                    Attn:  Roger J. O'Toole

                                    "Raab"

                                    Peter Raab
                                    c/o DCT Component Systems, Inc.
                                    34460 Centaur
                                    Clinton Township, Michigan  48035

                                    "Noble"

                                    Noble International, Ltd.
                                    33 Bloomfield Hills Parkway, Suite 155
                                    Bloomfield Hills, Michigan 48304

                           In either case, with a copy to:

                                    Mark A. Davis, Esq.
                                    33 Bloomfield Hills Parkway, Suite 155
                                    Bloomfield Hills, Michigan 48304

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Any party may change his or its address for purposes of this Section by giving notice of such change of address to the other party in the manner herein provided for giving notice.


                                  ARTICLE VIII

                                CORPORATE RECORDS

         The Shareholders agree that the Corporation's accountant acts for both the Corporation and the Shareholders and that each of them will have free access to the Corporation's books and records. The Corporation's accountant may assert no privilege against either party and shall report to the parties all information reported to the Corporation and all matters of concern to them that comes to the accountant's attention in the course of his, her or its services for the Corporation.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Subject to the terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         Section 9.2 All exhibits hereto are incorporated herein. This Agreement and the agreements referenced herein constitute the entire Agreement of the parties related to its subject matter and supersede all prior agreements, whether written or oral, between the parties related to its subject matter.

         Section 9.3 This Agreement is declared to have been made under the laws of the State of Michigan.

         Section 9.4 If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         Section 9.5 The headings contained in this Agreement are for

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reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 9.6 As the context of any provision may require, nouns and pronouns of every gender and number shall be construed in any other gender and number.


         Section 9.7 This Agreement may be amended in any manner by an agreement, in writing, signed by all the parties hereto or by their respective successors and assigns, heirs, executors, administrators and personal representatives.

         Section 9.8 Any party's failure to insist on compliance or enforcement of any provision of this Agreement shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.

         Section 9.9 Strict compliance shall be required with each and every provision of this Agreement. The parties hereto acknowledge that their interests are unique, that failure to perform the obligations provided by this Agreement and/or the threat to refuse to perform shall result in irreparable harm and damage and that specific performance of their obligations may be obtained by a court in equity, notwithstanding the provisions of Section 9.12 below regarding arbitration.

         Section 9.10 This Agreement may be executed in a number of counterparts, and all counterparts executed by the Corporation and the Shareholders shall constitute one and the same agreement, and it shall not be necessary for the Corporation and the Shareholders to execute the same counterpart hereof.

         Section 9.11 Each of the Shareholders agrees that it will vote and act at all times as a Shareholder of the Corporation and in all other respects use its best efforts to take all such steps as may be reasonably within its powers so as to cause the Corporation to act in the manner contemplated by the provisions of this Agreement and so as to effectuate to the fullest possible extent the provisions of this Agreement.

         Section 9.12 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Southfield, Michigan, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof. All costs and expenses of the prevailing party, including, but not limited to, reasonable attorneys' fees and expenses, shall be paid by the other party.


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         Section 9.13 The Corporation is authorized to enter into this Agreement by virtue of a Consent Resolution adopted by the Shareholders and the Board of Directors dated July __, 1996.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:                                  "SHAREHOLDERS"

                                            "Noble"

                                            NOBLE INTERNATIONAL, LTD., a
                                            Michigan corporation

/s/ David C. Stone                          /s/ Mark A. Davis
------------------------                    -------------------------------
/s/ Lisa Abbott                             By:  Mark A. Davis
________________________                    Its: President


                                            "Henderson"

/s/ A. Kathleen Murphy                      /s/ James Bronce Henderson III
------------------------                    -------------------------------
/s/ Jan Chirnut                             James Bronce Henderson III
------------------------


                                            "Stone"

/s/ A. Kathleen Murphy                      /s/ David C. Stone
------------------------                    -------------------------------
/s/ Jan Chirnut                             David C. Stone
------------------------


                                            "Raab"

/s/ Mark A. Davis                           /s/ Peter Raab
------------------------                    -------------------------------
/s/ David C. Stone                          Peter Raab
------------------------


                                            "CORPORATION"

                                            DCT COMPONENT SYSTEMS, INC.,
                                            a Michigan corporation

/s/ Mark A. Davis                           /s/ Peter Raab
------------------------                    -------------------------------
/s/ David C. Stone                          By:  Peter Raab
________________________                    Its: President

         To the extent applicable, the undersigned agree to the terms and conditions of the foregoing Shareholder Agreement, as of this 1st day of July, 1996.

                                                /s/ Robert Skandalaris
                                                -------------------------------
                                                Robert Skandalaris


                                                DCT COMPANIES, INC., a Michigan
                                                corporation


                                                /s/ James Bronce Henderson, III
                                                ------------------------------
                                                By: James Bronce Henderson, III
                                                Its: Chairman


                                       15